UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 14, 2022
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EXICURE, INC.
(Exact name of Registrant as specified in its charter)
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Delaware	001-39011	81-5333008
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2430 N. Halsted St.
Chicago, IL 60614
(Address of principal executive offices)

Registrant’s telephone number, including area code: (847) 673-1700
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	XCUR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Appointment of Chief Financial Officer

Effective January 14, 2022, the board of directors (the “Board”) of Exicure, Inc. (the “Company”) promoted Elias D. Papadimas, the Company’s current Chief Accounting Officer, to the role of Chief Financial Officer of the Company, effective January 17, 2022 (the “Effective Date”), and designated Mr. Papadimas as the principal financial officer and principal accounting officer of the Company. Brian C. Bock, the Company’s Chief Executive Officer remains the principal executive officer of the Company. Mr. Papadimas was also appointed as the corporate secretary of the Company.

Mr. Papadimas joined the Company in April 2015 and has held various positions of increasing responsibility with the Company including most recently holding the position of Chief Accounting Officer. Prior to joining the Company, Mr. Papadimas served as senior manager, technical accounting and external reporting at Beam Suntory from July 2011 to August 2014. Prior to that, Mr. Papadimas held various positions in financial reporting, technical accounting and accounting operations with Aon Hewitt from September 2004 to July 2011, Nicor Gas from February 2003 to September 2004, and Heller Financial, Inc. from June 1997 to July 2002. Mr. Papadimas received his B.S. in accountancy from the University of Illinois at Urbana-Champaign and is a certified public accountant (CPA) in Illinois.

Mr. Papadimas does not have a family relationship with any director or executive officer of the Company or person nominated or chosen by the Company to become a director or executive officer, and there are no arrangements or understandings between Mr. Papadimas and any other person pursuant to which Mr. Papadimas was selected to serve as the Chief Financial Officer of the Company. There have been no transactions involving Mr. Papadimas that would require disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Employment Arrangements

In connection with Mr. Papadimas’ appointment, the Company and Mr. Papadimas entered into a First Amendment to the Amended and Restated Employment Agreement (the “Amendment”) dated and effective as of the Effective Date, which amends the Amended and Restated Employment, dated as of June 1, 2021, originally entered by and between the Company and Mr. Papadimas (the “Employment Agreement”). Pursuant to the Amendment, Mr. Papadimas’ annual base salary was increased from $300,000 to $405,000 in connection with his promotion, and his target bonus percentage under the Company’s annual cash incentive bonus program was increased from 30% to 40% of his annual base salary. The payment of bonus award, if any, is in the sole discretion of the Compensation Committee of the Board and is subject to the attainment of certain Company performance goals set annually by the Compensation Committee of the Board. Mr. Papadimas’ Employment Agreement, as amended by the Amendment, does not provide for a specified term of employment and Mr. Papadimas’ employment is on an at-will basis. Mr. Papadimas continues to remain eligible to participate in the Company’s employee benefit, welfare and other plans, as may maintained by the Company from time to time. Mr. Papadimas is also subject to certain customary confidentiality, non-solicitation and non-competition provisions.

Pursuant to the Amendment, Mr. Papadimas will also be eligible to receive a special bonus of $20,000, subject to his continued employment with the Company through March 15, 2022, payable no later than the next regular payroll following March 15, 2022.

The foregoing descriptions of the Employment Agreement and the Amendment are not complete and are qualified in their entireties by reference to the full texts of the Employment Agreement and the Amendment, copies of which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

Incorporated by Reference
Exhibit No.	Exhibit Description	Form	Exhibit No.	Filing Date	File No.

10.1	Amended and Restated Employment Agreement between Exicure, Inc. and Elias D. Papadimas, dated June 1, 2021.	10-Q	10.3	8/12/21	001-39011

10.2*	First Amendment to Amended and Restated Employment Agreement between Exicure, Inc. and Elias D. Papadimas, dated January 17, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2022	EXICURE, INC.

	By:	/s/ Brian C. Bock
Brian C. Bock
Chief Executive Officer